FOR IMMEDIATE RELEASE



               KEY COMPONENTS REPORTS SECOND QUARTER 2004 RESULTS


TARRYTOWN, N.Y. - AUGUST 18, 2004 - Key Components, LLC (CUSIP No. 9859Z US) ("Key Components", "KCLLC" or "the Company"), a leading manufacturer of custom-engineered essential componentry, today reported results for the three and six months ended June 30, 2004.

                                  THREE MONTHS ENDED JUNE 30,                      SIX MONTHS ENDED JUNE 30,
                     ----------------------------------------------     ---------------------------------------------
($ in thousands)       2004         2003             CHANGE               2004         2003           CHANGE
----------------     --------     --------     --------------------     --------     --------     -------------------
Net Sales            $ 54,960     $ 45,013     $  9,947       22.1%     $105,828     $ 88,820     $ 17,008       19.1%

Gross Profit           21,207       17,673        3,534       20.0%       40,656       34,063        6,593       19.4%

Operating Income       10,315        8,146        2,169       26.6%       19,258       15,302        3,956       25.9%

EBITDA                 11,229        9,082        2,147       23.6%       21,065       17,126        3,939       23.0%

Net Income           $    509     $  2,874     $ (2,365)      -82.3%    $  2,884     $  5,278     $ (2,394)      -45.4%

Note: Financial results presented in this table should be read in conjuntion with the footnote text and financial table at the end of this press release.

Key Components reported revenues for the three months ended June 30, 2004 ("Quarter 2004") of approximately $55.0 million as compared to approximately $45.0 million for the three months ended June 30, 2003 ("Quarter 2003"). Gross profit for the Quarter 2004 increased by approximately $3.5 million, or 20.0%, to approximately $21.2 million for the Quarter 2004 from approximately $17.7 million for the Quarter 2003. SG&A expenses for the Quarter 2004 increased approximately $1.4 million, or 14.3%, from approximately $9.5 million for the Quarter 2003, to approximately $10.9 million for the Quarter 2004. For the six months ended June 30, 2004 ("Six Months 2004") the Company's revenues increased by approximately $17.0 million or 19.1%, to approximately $105.8 million, from approximately $88.8 million for the six months ended June 30, 2003 ("Six Months 2003"). For the Six Months 2004, gross profit increased by approximately $6.6 million or 19.4%, from approximately $34.1 million to approximately $40.7 million.

EBITDA was approximately $11.2 million for the Quarter 2004 as compared to approximately $9.1 million for the Quarter 2003. The growth in gross profit and EBITDA for the Quarter 2004 resulted primarily from strong top-line performance of the Company's specialty electrical products and turbocharger components product lines, as well as the impact of the acquisition of the mechanical component product line of Arens Controls, LLC ("Arens"), which was completed in March 2003. EBITDA for Six Months 2004 was approximately $21.1 million, representing approximately a $3.9 million or 23.0% increase over Six Months 2003.

On May 7, 2004, the Company acquired the net assets of Advanced Devices, Inc. for a purchase price of approximately $8.1 million and assumed liabilities of approximately $62,000. The Company recorded the estimated excess purchase price over net assets acquired of approximately $7.2 million as goodwill. The value ascribed to the estimated excess purchase price over net assets acquired is preliminary and is subject to change. Other intangibles are not material. The product line, which manufactures electrical wiring devices, will be integrated into the Company's Napa Valley, CA manufacturing facility. The Company borrowed $4.5 million on its revolving credit facility to partially finance this acquisition, which amount was repaid by the end of Quarter 2004.

The Company conducts its operations through its two businesses, the manufacture and sale of electrical components and mechanical engineered components. The product offerings of the electrical components business ("EC") include specialty electrical components including, but not limited to, weather- and corrosion-resistant wiring devices and battery chargers; high-voltage utility switches, and transformer and power distribution products. The product offerings of the mechanical engineered components business ("MEC") include flexible shaft and remote valve control components and turbocharger actuators and related components.

In March 2004, after reviewing the lock product line's 2003 operating performance, which in the past was included as part of the Company's MEC business operating results, as well as its long-term strategic plan, the Board of Directors of KCI and KCLLC concluded to sell Hudson Lock, LLC ("Hudson"). In accordance with Statement of Financial Accounting Standards ("SFAS") No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," the Company recorded the assets and liabilities of Hudson as held for sale and reported the results as discontinued operations. Based on initial indications of value from prospective buyers, at June 30, 2004, the Company recorded a charge of approximately $4.3 million (net of tax of approximately $2.6 million) to reduce the carrying value of the assets held for sale to its fair value.

The Company evaluates its operating segments' performance and allocates resources among them based on profit or loss from operations before interest, taxes, depreciation and amortization ("EBITDA"). EBITDA is not based on accounting principles generally accepted in the United States of America, but is the performance measure used by Company management to analyze and monitor the Company and is commonly used by investors and financial analysts to compare and analyze companies. This measure may not be comparable to similarly titled financial measures of other companies, does not represent alternative measures of the Company's cash flows or operating income, and should not be considered in isolation or as a substitute for measures of performance presented in accordance with generally accepted accounting principles.

Key highlights from the Company's two businesses include:

EC BUSINESS

The EC business experienced a 12.0% increase in net sales from approximately $29.2 million for the Quarter 2003 to approximately $32.7 million for the Quarter 2004. Gross profit for the EC business increased by 11.4% for the Quarter 2004 as compared to the Quarter 2003. EBITDA increased approximately $435,000, or 7.4%, from approximately $5.9 million for the Quarter 2003 to approximately $6.3 million for the Quarter 2004 primarily due to higher net sales as compared to the Quarter 2003. The growth in the EC business was driven primarily by the specialty electrical components product line which experienced continued strength in both its recreational and industrial channels as the increased sales volume experienced in the fourth quarter of 2003 continued into the first and second quarters in 2004.

MEC BUSINESS

The MEC business experienced a 40.7% increase in net sales from approximately $15.8 million for the Quarter 2003 to approximately $22.3 million for the Quarter 2004. The business' net sales increased as a result of continuing growth related to a new product of the Company's turbocharger components product line, which was introduced in December 2002. In addition, increased demand of the Company's flexible shaft product line also drove the growth in earnings of the MEC business. EBITDA was approximately $6.2 million for the Quarter 2004 as compared to approximately $4.1 million for the Quarter 2003. This growth in EBITDA for the Quarter 2004 is attributable to the Company's turbocharger product line, which continues to benefit from a new product introduced in December 2002, as well as, the impact of the Arens acquisition, which in 2004 began to reflect the results of being fully integrated into the Company's manufacturing operations.

Commenting on the Company's results, Robert B. Kay, President of Key Components, said, "KCI's strong operating results for the quarter and year to date period have been achieved through the combination of internal growth initiatives and the continued benefits of the cost and productivity achievements during the past two years. The Company's internal investments during the recent economic recession, evidenced by new product driven top line growth and productivity enhancements, combined with a rebound in many of the Company's core markets led to EBITDA growth of 23.6% for the 2nd quarter and 23.0% for the six months ended June 2004.

KCI also benefited from the consummation of a strategic fold-in acquisition of Advanced Devices, Inc., a manufacturer of specialty connectors for the entertainment market. This product line complements the product offerings of the Company's Specialty Electrical Group and should lead to growth opportunities within new and existing markets served by KCI. We continue to look for similar strategic growth opportunities to expand the product and market breadth of our business lines. "

Key Components is a leading manufacturer of custom-engineered essential componentry for application in a diverse array of end-use products. Operating through well known subsidiary companies with established brand names including Marinco, AFI, Guest Products, Turner Electric, Acme Electric, B.W. Elliott Mfg. and Gits Mfg. Co., the Company targets original equipment manufacturer ("OEM") markets where the Company believes its value-added engineering and manufacturing capabilities, along with its timely delivery, reliability, and customer service, enable it to differentiate the Company from its competitors and enhance profitability.

Certain statements in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on management's expectations and involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks, uncertainties and assumptions include, among other things, risks associated with consumer acceptance of the Company's product lines, risks associated with the introduction of new applications, the impact of competitive products and pricing, changing economic conditions, and other risk factors detailed in documents filed by the Company with the Securities and Exchange Commission. Investors are encouraged to consider the risks detailed in those filings.

Key Components is an affiliate of Kelso & Co. of New York, New York and Millbrook Capital Management, Inc. of Millbrook, New York, both investment firms specializing in acquisitions and management services.

Key Components' Q2 2004 Earnings conference call is scheduled for Wednesday, August 25, 2004, 11:30AM ET. Interested parties may dial-in at (888) 445-9508 participate, or access a recording of the call by dialing (800) 642-1687, access code 9484491.

FOR FURTHER INFORMATION, PLEASE CONTACT:
COMPANY:                                  INVESTOR RELATIONS:
Robert B. Kay                             Seema Brin
President                                 Lippert/Heilshorn & Associates
                                          (212) 838-3777

Keith A. McGowan
Chief Financial Officer
(914) 332-8088

-- Financial Tables Follow --

EBITDA is not based on accounting principles generally accepted in the United States of America, however, is presented to explain the impact of certain items and to provide a measure of the Company's operating performance in a way that management believes is commonly used by investors and financial analysts to analyze and compare companies. This measure may not be comparable to similarly titled financial measures of other companies, does not represent alternative measures of the Company's cash flows or operating income, and should not be considered in isolation or as a substitute for measures of performance presented in accordance with generally accepted accounting principles. In computation of the financial maintenance covenants under the Company's credit facility, the Company adjusts EBITDA for certain changes as defined in the agreement. The reconciliation from EBITDA to Net Income is set forth below.


                        SELECTED BALANCE SHEET HIGHLIGHTS

($ in thousands)                        JUNE 30, 2004      DECEMBER 31, 2003
--------------------------------        --------------     -----------------

Total Assets                            $ 194,593               $184,705

Net Debt                                  126,821                129,328
Member's Equity                            24,451                 21,380
Total Liabilities and Equity            $ 194,593              $ 184,705


Note: The Company defines Net Debt as total outstanding debt including Letters of Credit less cash.


                       SELECT INCOME STATEMENT HIGHLIGHTS

                                        THREE MONTHS ENDED JUNE 30,                        SIX MONTHS ENDED JUNE 30,
                                --------------------------------------------    ----------------------------------------------
($ in thousands)                  2004         2003            CHANGE             2004          2003             CHANGE
----------------                --------     --------     ------------------    ---------      -------     -------------------

Net Sales                       $ 54,960      $45,013     $ 9,947      22.1%    $ 105,828      $88,820     $ 17,008       19.1%
Cost of Goods Sold                33,753       27,340       6,413      23.5%       65,172       54,757       10,415       19.0%
                                --------     --------     ------------------    ---------      -------     -------------------
Gross Profit                      21,207       17,673       3,534      20.0%       40,656       34,063        6,593       19.4%

SG&A Expense                      10,892        9,527       1,365      14.3%       21,398       18,761        2,637       14.1%
                                --------     --------     ------------------    ---------      -------     -------------------
Operating Income                $ 10,315      $ 8,146     $ 2,169      26.6%    $  19,258      $15,302     $  3,956       25.9%
                                ========     ========     ==================    =========      =======     ===================

EBITDA                          $ 11,229      $ 9,082     $ 2,147      23.6%    $  21,065      $17,126     $  3,939       23.0%

Depreciation & Amortization
  Expense                            914          936         (22)    -2.4%         1,807        1,824          (17)     -0.9%

Interest Expense                   2,987        3,135        (148)    -4.7%         6,004        6,278         (274)     -4.4%
                                --------     --------     ------------------    ---------      -------     -------------------
Income before Income Taxes      $  7,328      $ 5,011     $ 2,317      46.2%    $  13,254      $ 9,024     $  4,230       46.9%

Provision for Income Taxes         2,920        2,154         767      35.6%        5,280        3,886        1,393       35.9%
                                --------     --------     ------------------    ---------      -------     -------------------
Income from Continuing
  Operations                       4,408        2,857       1,550      54.3%        7,974        5,138        2,837       55.2%

(Loss) Income from
Discontinued Operations         $ (3,899)     $    17     $(3,916) -22635.3%    $  (5,090)     $   140     $ (5,231)  -3728.3%
                                --------     --------     ------------------    ---------      -------     -------------------
Net Income                      $    509      $ 2,874     $(2,365)   -82.3%     $   2,884      $ 5,278     $ (2,394)    -45.4%
                                ========     ========     ==================    =========      =======     ===================
